ACORD Certificate of Insurance LS
08124 Issue Date:  06/26/95
Producer:
Mesirow Insurance Serv
350 N. Clark
Chicago, IL  60610

Insured:
United Stationers Inc.
United Stationers Supply
2200 East Golf Road
Des Plaines, IL  60016-1267

This certificate is issued as a matter of information only and confers no rights upon the certificate holder. This certificate does not amend, extend or alter the coverage afforded by the policies below.

Companies affording coverage:
Federal Insurance Company

Coverages:
This is to certify that the policies of insurance listed below have been issued to the insured named above for the policy period indicated, notwithstanding any requirement, term or condition of any contract or other document with respect to which this certificate may be issued or may pertain, the insurance afforded by the policies described herein is subject to all the terms, exclusions and conditions of such policies. Limits shown may have been reduced by paid claims.

Type of Insurance:  Directors & Officers Liability
Policy Number:      81200259G
Policy Effective Date:   11/01/94
Policy Expiration Date:  11/01/95
Limits:             $25,000,000
                 $250,000 Deductible

Description of
operations/locations/vehicles/special items: None

Certificate Holder:
United Stationers Supply
2200 East Golf Road
Des Plaines, IL  60016

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Cancellation:
Should any of the above described policies be cancelled before the expiration date thereof, the issuing company will endeavor to mail 30 days written notice to the certificate holder named to the left, but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives.

Authorized Representative:
James C. Styer


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